SEPARATION AGREEMENT AND RELEASE OF CLAIMS

THIS AGREEMENT is made and entered into by and between **NexCen Brands, Inc.** (the "Company") and **David B. Meister** (the "Executive").

All capitalized terms used herein unless otherwise defined in this Agreement shall have the meaning assigned to them in the Employment Agreement.

WHEREAS, the Company (formerly known as Aether Holdings, Inc.) and Executive entered into an employment agreement made as of September 12, 2006 (the "Employment Agreement");

WHEREAS, Executive was terminated by the Company without Cause effective as of March 21, 2008 ("Termination Date");

WHEREAS, Executive desires to receive separation pay and benefits, and the Company is willing to provide separation pay and benefits on the condition that Executive enters into this Agreement.

THEREFORE, in consideration of the mutual agreements and promises set forth within this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Consideration

In consideration of Executive's agreements and promises set forth below, the Company has already or will provide to Executive the following separation payments, and the parties hereby amend the Employment Agreement as applicable to effectuate the same:

a. **Base Salary, Bonus and Accrued Paid Time Off.** Executive acknowledges receipt of all Base Salary ($225,000 per year) earned during the Employment Period through and including the Termination Date and acknowledges that he is not entitled to receive and will not be paid any increase in Base Salary, an Annual Bonus or any other bonus for 2008 or any other year during the Employment Period.

Executive shall be paid all accrued but unused paid time during the Employment Period through and including the Termination Date. The parties acknowledge and agree that as of Termination Date, he has accrued 31 days of paid time off. Employer shall pay all amounts for such paid time off, less deductions for federal and/or state income tax withholding, FICA and any other deduction from wages required by law or regulation, by including such net amount in the next semi-monthly installment payment to be made pursuant to subparagraph 1.b. below, following execution of this Agreement.

b. **Semi-Monthly Installment Payment.** The Company shall pay to Executive payments totaling **Two Hundred Twenty-Five Thousand Dollars ($225,000.00)** (less standard statutory deductions for federal and state taxes and withholdings), which shall be paid in substantially equal semi-monthly installments over a period of six months, in accordance with the Company's normal payroll practices.

c. **Continued Participation in Company's Group Medical Plan.** The Company shall continue Executive's participation in the Company's group medical plan on the same basis as he previously participated, until the earlier of **March 20, 2009** or the date Executive is provided with health insurance coverage by a successor employer. Executive shall promptly inform Sue Nam, General Counsel of the Company, if and when he is provided with health insurance coverage by a successor employer. After March 20, 2009, Executive may continue to participate in the Company's group health plans to the extent permitted under the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

d. **Reimbursable Expenses.** Executive acknowledges and agrees that as of the date of this agreement, he has received all reimbursable expenses or other entitlements then due and owing to the Executive.

e. **Blackberry and Blackberry Service.** The Company agrees to allow Executive to retain the Blackberry device provided to him, at no cost to him and to pay for his Blackberry services through June 30, 2008.

f. **Stock Options.** Executive shall be fully vested as of the Termination Date in his Option Grant to purchase a total of 200,000 shares of the Company's common stock. As approved by the Compensation Committee of the Board of Directors of the Company, the Company agrees to extend the exercise period for the Option Grant until and including December 31, 2009. This extension shall be effective only upon the expiration of the seven-day revocation period required by Paragraph 11 (Special Provisions for Age Discrimination). Within five days after the approval by the Compensation Committee at its next meeting and the expiration of the seven-day revocation period required by Paragraph 11, the Company agrees to provide a revised Employee Non-Qualified Stock Option Award Agreement to reflect the extension of the exercise period.

The terms of Paragraph 1 shall have no force if Executive revokes his acceptance of this Agreement pursuant to Paragraph 11 (Special Provisions for Age Discrimination).

2. No Further Payments

Except as provided for in Paragraph 1, Executive is not entitled to and will not receive any further salary, wages, benefits, severance or separation payments from the Company.

3. General Release

Executive on behalf of himself and his heirs, successors and assigns, in consideration of the performance by the Company of its material obligations under the Employment Agreement and this Agreement, do hereby release and forever discharge as of the date hereof the Company, its Subsidiaries, its Affiliates, each such Person's respective successors and assigns and each of the foregoing Persons' respective present and former directors, officers, partners, stockholders, members, managers, agents, representatives, employees (and each such Person's respective successors and assigns) (collectively, the "*Released Parties*") to the extent provided below.

a. Executive understands that payments or benefits paid or granted to him under this Agreement represent, in part, consideration for signing this Agreement and are not salary, wages or benefits to which he was already entitled. Executive understands and agrees that he will not receive the payments and benefits specified in Paragraph 1 of this Agreement unless he executes this Agreement and does not revoke this Agreement within the time period permitted hereafter or breach this Agreement.

b. Executive knowingly and voluntarily releases and forever discharges the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this Agreement), whether under the laws of the United States or another jurisdiction and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which Executive, his spouse, or any of his heirs, executors, administrators or assigns, have or may have, which arise out of or are connected with his employment with, or his separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company or any of the Released Parties; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters (all of the foregoing collectively referred to herein as the "Claims"); provided, however, that nothing contained in this

Agreement shall apply to, or release the Company from, (i) any obligation of the Company contained in the Employment Agreement and this Agreement to be performed after the date hereof or (ii) any vested or accrued benefits pursuant to any employee benefit plan, program or policy of the Company.

c. Executive represents that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3.b. above.

d. Executive agrees that this Agreement does not waive or release any rights or claims that he may have under the Age Discrimination in Employment Act of 1967 which arise after the date he executes this Agreement. Executive acknowledges and agrees that his separation from employment with the Company in compliance with the terms of the Employment Agreement and this Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

e. In signing this Agreement, Executive acknowledges and intends that the Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Executive expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this waiver is an essential and material term of this Agreement and that without such waiver the Company would not have agreed to the terms of the Agreement. Executive covenants that he shall not directly or indirectly, commence, maintain or prosecute or sue any of the Released Persons either affirmatively or by way of cross-complaint, indemnity claim, defense or counterclaim or in any other manner or at all on any Claim covered by this General Release. Executive further agrees that in the event he should bring a Claim seeking damages against the Company, or in the event he should seek to recover against the Company in any Claim brought by a governmental agency on his behalf, this Agreement shall serve as a complete defense to such Claims. Executive further agree that he is not aware of any pending charge or complaint of the type described in paragraph 3.b. as of the execution of this Agreement.

4. No Admission of Liability.

Executive agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by the Company, any Released Party or Executive of any improper or unlawful conduct.

5. Confidentiality.

Executive agrees that this Agreement is confidential and agree not to disclose any information regarding the terms of this Agreement, except to his immediate family and any tax, legal or other counsel he has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone.

Any non-disclosure provision in this Agreement does not prohibit or restrict Executive (or his attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other self-regulatory organization or governmental entity.

6. Affirmation of Employment Agreement.

Other than the amendments made pursuant to Paragraph 1 of this Agreement, the parties hereby expressly re-affirm the Employment Agreement, including but not limited to the Executive's obligations under Sections 1.5, 1.6, 1.8, 1.8, 1.10 and 3.1 of the Employment Agreement.

7. Validity.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Successors and Assigns

This Agreement shall inure to and be binding upon the parties hereto and to their respective heirs, legal representatives, successors, and assigns.

9. Governing Law

This Agreement shall be construed in accordance with the laws of the state of New York and any applicable federal laws.

10. Special Notification

Because this Agreement includes a waiver and release of claims arising under the Age Discrimination in Employment Act, federal law provides that Executive may have twenty-one (21) days from receipt of the Agreement to review and consider this Agreement before executing it. Federal law also provides that the Employer must advise Executive to consult with an

attorney before signing this Agreement. Executive understands that it is Executive's decision whether or not to consult an attorney.

Pursuant to federal law, Executive is further advised that the release and covenant not to sue contained herein do not apply to claims that arise after the execution of this Agreement. Executive further understands and agrees that Executive is receiving additional consideration that Executive would not be entitled to receive under the Employment Agreement, any Company policy, practice or plan of if Executive did not execute this Agreement which includes the waiver and release of claims under the Age Discrimination in Employment Act.

Executive represents and warrants that he has had ample opportunity to consider this Agreement and has had an opportunity to consult an attorney before executing this Agreement.

11. Revocation of Agreement

Federal law also provides that, because this Agreement waives and releases claims arising under the Age Discrimination in Employment Act, that Executive may revoke this Agreement within seven (7) days after Executive executes it. For this revocation to be effective, written notice must be received by **Sue Nam, General Counsel**, no later than the close of business on the seventh day after Executive has executed this Agreement. If Executive revokes the Agreement, it will not be effective or enforceable, and Executive will not receive the payments described in Paragraph 1.

12. Acknowledgement.

BY SIGNING THIS AGREEMENT, EXECUTIVE REPRESENTS AND AGREES THAT:

(a) EXECUTIVE HAS READ IT CAREFULLY;

(b) EXECUTIVE UNDERSTANDS ALL OF ITS TERMS AND KNOW THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c) EXECUTIVE VOLUNTARILY CONSENTS TO EVERYTHING IN THE AGREEMENT;

(d) EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY (VIA THIS AGREEMENT) BEFORE EXECUTING IT AND EXECUTIVE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, EXECUTIVE HAS CHOSEN NOT TO DO SO OF HIS OWN VOLITION;

(e) EXECUTIVE HAS HAD AT LEAST 21 DAYS FROM THE DATE OF HIS RECEIPT OF THE LANGUAGE OF THE GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM

ON SEPTEMBER 12, 2006 TO CONSIDER IT; AND THE CHANGES MADE SINCE THE SEPTEMBER 12, 2006 VERSION OF THE GENERAL RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE LANGUAGE OF THE GENERAL RELEASE SINCE SEPTEMBER 12, 2006 EITHER ARE NOT MATERIAL OR WERE MADE AT HIS REQUEST.

(g) EXECUTIVE HAS SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE HIM WITH RESPECT TO IT; AND

(h) EXECUTIVE AGREES THAT THE PROVISIONS OF THIS AGREEMENT MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EXECUTIVE.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date indicated below.

____

DAVID B. MEISTER
Date: April 24, 2008

NEXCEN BRANDS, INC.

By: ______________________________

Name: Kenneth J. Hall
Title: Chief Financial Officer
Date: April 28 2008